Exhibit 10.35







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                         WAREHOUSING CREDIT AND SECURITY
                                   AGREEMENT
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                                     BETWEEN


                          AMERICAN HOME MORTGAGE CORP.,
                             A NEW YORK CORPORATION

                                       AND

                          MARINA MORTGAGE COMPANY, INC.
                            A CALIFORNIA CORPORATION



                                       AND



                        RESIDENTIAL FUNDING CORPORATION,
                             A DELAWARE CORPORATION


                          DATED AS OF DECEMBER 19, 2001

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                                TABLE OF CONTENTS
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
1.  THE CREDIT .........................................................................................1
         1.1.   The Warehousing Commitment..............................................................1
         1.2.   Expiration of Warehousing Commitment....................................................2
         1.3.   Warehousing Note........................................................................2

2.  PROCEDURES FOR OBTAINING ADVANCES...................................................................3
         2.1.   Warehousing Advances....................................................................3

3.  INTEREST, PRINCIPAL AND FEES........................................................................4
         3.1.   Interest ...............................................................................4
         3.2.   Interest Limitation.....................................................................5
         3.3.   Principal Payments......................................................................5
         3.4.   Warehousing Fees........................................................................7
         3.5.   Miscellaneous Charges...................................................................7
         3.6.   Method of Making Payments...............................................................7

4.  COLLATERAL .........................................................................................9
         4.1.   Grant of Security Interest..............................................................9
         4.2.   Maintenance of Collateral Records......................................................10
         4.3.   Release of Security Interest in Pledged Loans and Pledged Securities...................10
         4.4.   Collection and Servicing Rights........................................................12
         4.5.   Return of Collateral at End of Warehousing Commitment..................................12
         4.6.   Delivery of Collateral Documents.......................................................12

5.  CONDITIONS PRECEDENT...............................................................................13
         5.1.   Initial Advance........................................................................13
         5.2.   Each Advance...........................................................................15

6.  GENERAL REPRESENTATIONS AND WARRANTIES.............................................................16
         6.1.   Place of Business......................................................................16
         6.2.   Organization; Good Standing; Subsidiaries..............................................16
         6.3.   Authorization and Enforceability.......................................................16
         6.4.   Authorization and Enforceability of Guaranty...........................................17
         6.5.   Approvals .............................................................................17
         6.6.   Financial Condition....................................................................17
         6.7.   Litigation.............................................................................17
         6.8.   Compliance with Laws...................................................................17
         6.9.   Regulation U...........................................................................18
         6.10.  Investment Company Act.................................................................18
         6.11.  Payment of Taxes.......................................................................18
         6.12.  Agreements.............................................................................18
         6.13.  Title to Properties....................................................................18
         6.14.  ERISA .................................................................................19
         6.15.  No Retiree Benefits....................................................................19
         6.16.  Assumed Names..........................................................................19
         6.17.  Servicing .............................................................................19

7.  AFFIRMATIVE COVENANTS..............................................................................20
         7.1.   Payment of Obligations.................................................................20
         7.2.   Financial Statements...................................................................20
         7.3.   Other Borrower Reports.................................................................21

         7.4.   Maintenance of Existence; Conduct of Business..........................................21
         7.5.   Compliance with Applicable Laws........................................................21
         7.6.   Inspection of Properties and Books; Operational Reviews................................22
         7.7.   Notice ................................................................................22
         7.8.   Payment of Debt, Taxes and Other Obligations...........................................22
         7.9.   Insurance 22
         7.10.  Closing Instructions...................................................................23
         7.11.  Subordination of Certain Indebtedness..................................................23
         7.12.  Other Loan Obligations.................................................................23
         7.13.  ERISA .................................................................................23
         7.14.  Use of Proceeds of Warehousing Advances................................................24

8.  NEGATIVE COVENANTS.................................................................................25
         8.1.   Contingent Liabilities.................................................................25
         8.2.   Pledge of Servicing Contracts..........................................................25
         8.3.   Restrictions on Fundamental Changes....................................................25
         8.4.   Subsidiaries...........................................................................26
         8.5.   Deferral of Subordinated Debt..........................................................26
         8.6.   Loss of Eligibility....................................................................26
         8.7.   Accounting Changes.....................................................................26
         8.8.   Leverage Ratio of Guarantor............................................................26
         8.9.   Minimum Tangible Net Worth of Guarantor................................................26
         8.10.  Leverage Ratio of Borrower.............................................................26
         8.11.  Minimum Tangible Net Worth of Borrower.................................................26
         8.12.  Distributions to Shareholders..........................................................26
         8.13.  Transactions with Affiliates...........................................................26
         8.14.  Recourse Servicing Contracts...........................................................27
         8.15.  Gestation Agreements...................................................................27

9.  SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL............................28
         9.1.   Special Representations and Warranties Concerning Eligibility as
                      Seller/Servicer of Mortgage Loans................................................28
         9.2.   Special Representations and Warranties Concerning Warehousing Collateral...............28
         9.3.   Special Affirmative Covenants Concerning Warehousing Collateral........................30
         9.4.   Special Negative Covenants Concerning Warehousing Collateral...........................31

10. DEFAULTS; REMEDIES.................................................................................32
         10.1.  Events of Default......................................................................32
         10.2.  Remedies ..............................................................................33
         10.3.  Application of Proceeds................................................................36
         10.4.  Lender Appointed Attorney-in-Fact......................................................36
         10.5.  Right of Set-Off.......................................................................36

11. MISCELLaNEOUS......................................................................................37
         11.1.  Notices   .............................................................................37
         11.2.  Reimbursement Of Expenses; Indemnity...................................................37
         11.3.  Financial Information..................................................................38
         11.4.  Terms Binding Upon Successors; Survival of Representations.............................38
         11.5.  Assignment.............................................................................38
         11.6.  Amendments.............................................................................38
         11.7.  Governing Law..........................................................................38
         11.8.  Participations.........................................................................39
         11.9.  Relationship of the Parties............................................................39
         11.10. Severability...........................................................................39
         11.11. Consent to Credit References...........................................................39

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
         11.12. Counterparts...........................................................................39
         11.13. Entire Agreement.......................................................................40
         11.14. Consent to Jurisdiction................................................................40
         11.15. Waiver of Jury Trial...................................................................40
         11.16. Waiver of Punitive, Consequential, Special or Indirect Damages.........................40

12. DEFINITIONS........................................................................................42
         12.1.  Defined Terms..........................................................................42
         12.2.  Other Definitional Provisions; Terms of Construction...................................50

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                                   EXHIBITS
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Exhibit A       Request for Advance

Exhibit B-SF    Procedures and Documentation for Warehousing Mortgage Loans

Exhibit B-REP   Procedures and Documentation for Warehousing Repurchase/Rejected
                Mortgage Loans

Exhibit C       Schedule of Servicing Portfolio

Exhibit D       Subsidiaries

Exhibit E       Compliance Certificate

Exhibit F       Lines of Credit

Exhibit G       Assumed Names

Exhibit H       Eligible Loans and Other Assets

Exhibit I       Commitment Summary Report

Exhibit J       Terms of Guaranteed Obligations

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                             WAREHOUSING CREDIT AND
                               SECURITY AGREEMENT
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         WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of December 19,
         2001, between AMERICAN HOME MORTGAGE CORP. a New York corporation ("American Home") and MARINA MORTGAGE COMPANY, INC., a California corporation ("Marina Mortgage") (American Home and Marina Mortgage are collectively referred to as the "Borrower"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

                  A.       Borrower has requested certain financing from Lender.

                  B. Lender has agreed to provide that financing to Borrower subject to the terms and conditions of this Agreement.

                  C. The "Closing Date" for the transactions contemplated by this Agreement is December 19, 2001.

         NOW, THEREFORE, the parties to this Agreement agree as follows:

1.       THE CREDIT

1.1.     THE WAREHOUSING COMMITMENT

         On the terms and subject to the conditions and limitations of this Agreement, including Exhibit H, Lender agrees to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Warehousing Maturity Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount of all Warehousing Advances outstanding at any one time may not exceed the Warehousing Commitment Amount. While a Default or Event of Default exists, Lender may refuse to make any additional Warehousing Advances to Borrower. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations. Warehousing Advances will be made either to American Home or to Marina Mortgage as requested by either American Home or Marina Mortgage, but each Warehousing Advance, whether made to American Home or to Marina Mortgage, will be deemed made to or for the benefit of American Home and Marina Mortgage, and American Home and Marina Mortgage, jointly and severally, are obligated to repay any Warehousing Advances made to American Home or Marina Mortgage under the Warehousing Commitment. With respect to its obligation to repay Warehousing Advances made to the other Borrower, each Borrower agrees to the terms set forth in Exhibit
         J. If the initial Warehousing Advance has not been made within 15 days after the Closing Date, the Warehousing Commitment and Lender's obligation to make Warehousing Advances to Borrower under this Agreement will automatically terminate, and all Obligations (including any Obligations arising under Section 11.2) will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

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1.2.     EXPIRATION OF WAREHOUSING COMMITMENT

         The Warehousing Commitment expires on the earlier of ("Warehousing Maturity Date"): (a) August 31, 2002 as such date may be extended in writing by Lender, in its sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances will become due and payable, without the necessity of Notice or action by Lender, and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under
         Section 10.2.

1.3.     WAREHOUSING NOTE

         Warehousing Advances under the Warehousing Commitment are evidenced by Borrower's promissory note, payable to Lender on the form prescribed by Lender ("Warehousing Note"). The term "Warehousing Note" as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Warehousing Note and all substitutions for it. All terms and provisions of the Warehousing Note are incorporated into this Agreement.



                                END OF ARTICLE 1

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2.       PROCEDURES FOR OBTAINING ADVANCES

2.1.     WAREHOUSING ADVANCES

         To obtain a Warehousing Advance under this Agreement, Borrower must deliver to Lender either a completed and signed request for a Warehousing Advance on the then current form approved by Lender or an Electronic Advance Request, together with a list of the Mortgage Loans for which the request is being made and a signed RFConnects Pledge Agreement sent by facsimile ("Warehousing Advance Request"), not later than (i) in the case of Electronic Advance Requests, 3:00 p.m. on the Business Day, and (ii) in all other cases, 1 Business Day before the Business Day, on which Borrower desires the Warehousing Advance. Subject to the delivery of a Warehousing Advance Request and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Lender of all required Collateral Documents. Lender's current form of Warehousing Advance Request is set forth in Exhibit A. Upon not less than 3 Business Days' prior Notice to Borrower, Lender may modify its form of Warehousing Advance Request and any other Exhibit referred to in this Section to conform to current legal requirements or Lender practices and, as so modified, those Exhibits will be deemed a part of this Agreement.



                                END OF ARTICLE 2

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3.       INTEREST, PRINCIPAL AND FEES

3.1.     INTEREST

         3.1 (a) Except as provided in Sections 3.1 (d) and 3.1 (f), Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

         3.1 (b) As long as no Default or Event of Default exists, Borrower is entitled to receive a benefit in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and Borrower is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance will be used first and any Earnings Credit will be used second as a credit against accrued Designated Bank Charges, any other Miscellaneous Charges and fees, including and Warehousing Fees, and may be used, at Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received will be accumulated and must be used within 6 months of the month in which the benefit was received. As long as no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received will be used to provide a cash benefit to Borrower. Any Earnings Credit retained by Lender as a result of a Default or Event of Default will be applied to the payment of Borrower's Obligations in such order as Lender determines in its sole discretion. Lender's determination of the Earnings Credit and the Earnings Allowance for any month will be determined by Lender in its sole discretion and will be conclusive and binding absent manifest error. In no event will the benefit received by Borrower exceed the Depository Benefit.

                    Either party to this Agreement may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party determines (which determination is conclusive and binding on the other party, absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration of such law, rule, regulation, order or decree by any governmental authority charged with its interpretation or administration, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, makes it unlawful or impossible for the party sending the Notice to continue to offer or receive the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

         3.1 (c) Lender computes interest on the basis of the actual number of days elapsed in a year of 360 days. Interest is payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Warehousing Maturity Date.

         3.1 (d) After an Event of Default occurs and upon Notice to Borrower by Lender, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

         3.1 (e) If, for any reason, an Advance is made pursuant to an Advance Request and repaid to Lender on the same day, whether or not the funds for the Advance have been disbursed or held for disbursement, Borrower agrees to pay to Lender an administrative fee equal to 1 day of interest on that Advance at a rate set forth in Exhibit H for the applicable Eligible

                    Loan type. Administrative and other fees are due and payable in the same manner as interest is due and payable under this Agreement.

         3.1 (f) The rates of interest provided for in this Agreement will be adjusted as of the effective date of each change in the applicable index. Lender's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.     INTEREST LIMITATION

         Lender does not intend, by reason of this Agreement, the Warehousing Note or any other Loan Document, to receive interest in an amount in excess of that permitted by applicable law. If Lender receives any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of the Obligations or otherwise, Lender will apply the excess to the unpaid principal balance of the Warehousing Advances and not to the payment of interest. If all Warehousing Advances have been paid in full and the Warehousing Commitment has expired or has been terminated, Lender will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lender and is binding upon and available to any subsequent holder of the Warehousing Note.

3.3.     PRINCIPAL PAYMENTS

         3.3 (a) Borrower must pay Lender the outstanding principal amount of all Warehousing Advances on the Warehousing Maturity Date.

         3.3 (b) Borrower may prepay any portion of the Warehousing Advances without premium or penalty at any time.

         3.3 (c) Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

                    (1) One (1) Business Day elapses from the date a Warehousing Advance was made if the Pledged Loan that was to have been funded by that Warehousing Advance is not closed and funded.

                    (2) Ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

                    (3) On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which Borrower knows, has reason to know, or receives Notice from Lender, that one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or on the date on which Borrower knows, has reason to know, or receives Notice form Lender, of any breach of the covenants set forth in
                           Article 9.

                    (4) On the date the Pledged Loan or a Lien prior to the Mortgage securing repayment of the Pledged Loan is defaulted and remains in default for a period of 60 days or more.

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                    (5)    If the outstanding Warehousing Advances against
                           Pledged Loans of a specific type of Eligible Loan exceed the aggregate Purchase Commitments for that type of Eligible Loan.

                    (6) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan or the Pledged Security backed by that Pledged Loan has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated, unless, in each case, the Pledged Loan or Pledged Security is eligible for delivery to another Investor under a comparable Purchase Commitment.

                    (7) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

                    (8) One (1) Business Day immediately preceding the date scheduled for the foreclosure or trustee sale of the premises securing a Pledged Loan.

         3.3 (d) Upon telephonic Notice to Borrower by Lender, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

                    (1)    For any Pledged Loan, the Warehouse Period elapses.

                    (2) Forty-five (45) days elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

                    (3) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made against a Pledged Loan other than a Repurchased Mortgage Loan without receipt by Lender of all Collateral Documents relating to the Pledged Loan, or the Collateral Documents, upon examination by Lender, do not comply with the requirements of this Agreement.

                    (4) Twenty (20) Business Days elapse from the date a Wet Settlement Advance was made against a Repurchased Mortgage Loan without receipt by Lender of all Collateral Documents relating to the Pledged Loan, or the Collateral Documents, upon examination by Lender, do not comply with the requirements of this Agreement.

                    (5) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

         3.3 (e) Borrower must pay the outstanding amount of any Overdraft Advance in full within 1 Business Day after the date of the Overdraft Advance.

         3.3 (f)    In addition to the payments required pursuant to Sections
                    3.3 (c) and 3.3 (d), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrower must pay to Lender, without the necessity or prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the prepayment, to be applied against the Warehousing Advance.

         3.3 (g)    Lender reserves the right to revalue any Pledged Loan unless
                    (1) the Pledged Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or (2) the Pledged Loan is to be exchanged for an Agency Security and the Agency Security is covered by a Purchase Commitment. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable type of Eligible Loan multiplied by the Fair Market Value of the Mortgage Loan.

         3.3 (h) The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Borrower must give Notice to Lender (by telephone or electronic mail, and if by telephone, followed promptly by written notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Warehousing Advances against the Pledged Assets identified by Borrower in its Notice, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account in an amount equal to that deficiency. As long as no Default or Event of Default exists, Lender will return to Borrower any excess payment from an Investor for Pledged Assets.

3.4.     WAREHOUSING FEES

         At the time of each Warehousing Advance against an Eligible Loan, Borrower will incur a fee payable to Lender ("Warehousing Fee") in the amount set forth in Exhibit H. Borrower must pay all Warehousing Fees within 10 days after the date of Lender's invoice or account analysis statement.

3.5.     MISCELLANEOUS CHARGES

         Borrower must reimburse Lender for all Miscellaneous Charges. Miscellaneous Charges are due when incurred, but will not be considered delinquent if Borrower pays them within 10 days after the date of Lender's invoice or account analysis statement.

3.6.     METHOD OF MAKING PAYMENTS

         3.6 (a) Unless otherwise specified in this Agreement, Borrower must make all payments under this Agreement to Lender by the close of business on the date when due unless the date is not a Business Day. If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day. Borrower must make all payments in United States dollars in immediately available funds transferred via wire to accounts designated by Lender.

         3.6 (b) While a Default or Event of Default exists, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for any Obligations due and owing Lender, without the necessity of prior demand or Notice from Lender.



                                END OF ARTICLE 3

4.       COLLATERAL

4.1.     GRANT OF SECURITY INTEREST

         As security for the payment of the Warehousing Note and for the performance of all of Borrower's Obligations, Borrower grants a security interest to Lender in all of Borrower's right, title and interest in and to the following described property ("Collateral"):

         4.1 (a) All amounts advanced by Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

         4.1 (b) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), come into the possession, custody or control of Lender for the purpose of pledge or in respect of which Lender has made Warehousing Advances under this Agreement, including all Mortgage Loans in respect of which Lender has made Wet Settlement Advances under this Agreement (collectively, "Pledged Loans").

         4.1 (c) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or are delivered or caused to be delivered to Lender, or are otherwise in the possession of Lender, or its agent, bailee or custodian as assignee, or pledged to Lender, or for such purpose are registered by book-entry in the name of Lender (including delivery to or registration in the name of a third party on behalf of Lender) under this Agreement or in respect of which an Advance has been made by Lender under this Agreement (collectively, "Pledged Securities").

         4.1 (d) All private mortgage insurance and all commitments issued by the VA or FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans; all Purchase Commitments held by Borrower covering Pledged Loans or Pledged Securities or proposed permanent Pledged Loans, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of whatsoever kind relating to Pledged Loans, Pledged Securities, Purchase Commitments, VA commitments or guaranties, FHA commitments and private mortgage insurance and commitments, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

         4.1 (e) All accounts or general intangibles owned by Borrower ("Receivables") for the payment of money against (1) VA under a VA guaranty of, FHA or a private mortgage insurer under an FHA or private insurer's mortgage insurance policy insuring payment of, or any other Person under any other agreement (including a Servicing Contract) relating to, all or part of a defaulted Mortgage Loan repurchased by Borrower from an investor or out of a pool of Mortgage Loans serviced by Borrower, (2) obligors and their accounts, Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under a Servicing Contract covering, or out of the proceeds of any sale of or foreclosure sale in respect of, any Mortgage Loan
                    (A) repurchased by Borrower out of a pool of Mortgage Loans serviced by Borrower, or (B) being serviced by Borrower, in either case, for the reimbursement of real estate taxes or assessments, or casualty or liability insurance premiums, paid by Borrower in connection with Mortgage Loans and (3) obligors and their accounts, or Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under or in respect of, or out of the proceeds of any sale or foreclosure sale in respect of, any Mortgage Loans serviced by Borrower for repayment of advances made by Borrower to cover shortages in principal and interest payments.

         4.1 (f) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

         4.1 (g) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Lender, the Funding Bank or Lender's agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Lender, including all cash deposited in the Cash Collateral Account and the Wire Disbursement Account and the Check Disbursement Account.

         4.1 (h) All Hedging Arrangements related to the Collateral ("Pledged Hedging Arrangements") and Borrower's accounts in which those Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Lender's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts is limited to benefits, including rights to payment, related to the Collateral.

         4.1 (i) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2.     MAINTENANCE OF COLLATERAL RECORDS

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its principal office or in a regional office approved by Lender, or in the office of a computer service bureau engaged by Borrower and approved by Lender and, upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes and Mortgages included in Pledged Loans, Mortgage-backed Securities delivered to Lender as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3.     RELEASE OF SECURITY INTEREST IN PLEDGED LOANS AND PLEDGED SECURITIES

         4.3 (a) Except as provided in Section 4.3 (b), Pledged Loans will be released from Lender's security interest only against payment to Lender of the Release Amount in connection with those Pledged Loans. If Pledged Loans are transferred to a pool custodian or an investor for inclusion in a Mortgage Pool and Lender's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related

                    Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender's security interest continues in the Pledged Loans backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

         4.3 (b) If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Lender's security interest in the Pledged Loans included the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Lender (including delivery to or registration in the name of a third party on behalf of Lender), and that Agency Security is a Pledged Security. Lender's security interest in that Pledged Security will be released only against payment to Lender of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

         4.3 (c) Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Lender. Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or the Investor's designee except against payment for those Pledged Securities. Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Lender, to execute and deliver to those securities intermediaries Borrower's written concurrence in any such standing arrangements.

         4.3 (d) If no Default or Event of Default occurs, Borrower may redeem a Pledged Loan or Pledged Security from Lender's security interest by notifying Lender of its intention to redeem the Pledged Loan or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Lender, for application to prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with the Pledged Loan or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Lender in its sole discretion will, when included with the remaining Collateral, result in a Warehousing Collateral Value of all Collateral held by Lender that is at least equal to the aggregate outstanding Warehousing Advances.

         4.3 (e) After a Default or Event of Default occurs, Lender may, with no liability to Borrower or any Person, continue to release its security interest in any Pledged Loan or Pledged Security against payment of the Release Amount in connection with that Pledged Loan or the Pledged Loans backing that Pledged Security.

         4.3 (f) The amount to be paid by Borrower to obtain the release of lender's security interest in a Pledged Loan ("Release Amount") will be (1) in connection with the sale of a Pledged Loan by Borrower, the payment required in any bailee letter pursuant to which Lender ships that Pledged Loan to an Investor, Approved Custodian, pool custodian or other party, (2) in connection with the sale of a Pledged Loan by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of that Pledged Loan and (3) otherwise, until an Event of Default occurs, the principal amount of the Advance outstanding against the Pledged Loan.

4.4.     COLLECTION AND SERVICING RIGHTS

         4.4 (a) If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. All proceeds of any Purchase Commitment or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

         4.4 (b) After an Event of Default, Lender or its designee are entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case
                    (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of such funds and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral.

4.5.     RETURN OF COLLATERAL AT END OF WAREHOUSING COMMITMENT

         If (a) the Warehousing Commitment has expired or been terminated, and
         (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower's expense. Borrower's acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Lender is discharged from any liability or responsibility for that Collateral.


4.6.     DELIVERY OF COLLATERAL DOCUMENTS

         4.6 (a) Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

         4.6 (b) If no Default or Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the applicable Exhibit B, Lender will transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Lender's possession, to the applicable Investor, Approved Custodian or other party acceptable to Lender in its sole discretion.

         4.6 (c) If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Lender's possession, to the applicable Investor, Approved Custodian or other party acceptable to Lender in its sole discretion.

         4.6 (d) Upon receipt of Notice from Borrower under Section 3.3 (h), and payment of the Release Amount with respect to a Pledged Loan identified by Borrower, Lender will release to Borrower any Collateral Documents relating to the redeemed Pledged Loan or the Pledged Loans backing a Pledged Security that Lender has in its possession and that have not been delivered to an Investor or Approved Custodian.



                                END OF ARTICLE 4

5.       CONDITIONS PRECEDENT


5.1.     INITIAL ADVANCE

         The obligation of Lender to make the initial Warehousing Advance under this Agreement is subject to the satisfaction, in the sole discretion of Lender, of the following conditions precedent:

         5.1 (a) Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

                    (1) The Warehousing Note and this Agreement duly executed by Borrower.

                    (2) American Home's articles or certificate of incorporation together with all amendments, as certified by the Secretary of State of New York and their bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of American Home and certificates of good standing dated within 30 days of the date of this Agreement.

                    (3) Marina Mortgage's articles or certificate of incorporation together with all amendments, as certified by the Secretary of State of California and each Borrower's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of Borrower and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board of the State of California stating that Borrower is in good standing with the Franchise Tax Board.

                    (4) A resolution of the board of directors of each Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by Borrower under this Agreement.

                    (5) A certificate as to the incumbency and authenticity of the signatures of the officers of each Borrower executing this Agreement and the other Loan Documents, and of the officers and employees of Borrower delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

                    (6) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by each Borrower in the conduct of its business.

                    (7) Fiscal year-end financial statements of Guarantor and each Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 2000, and related statements of income, cash flows and changes in stockholders' equity for the period ended on such date, all in reasonable detail and prepared in accordance with GAAP applied on a basis consistent with prior periods and accompanied by (A) an opinion as to those financial statements in form and substance satisfactory to Lender and prepared by independent certified public accountants of recognized standing acceptable to Lender and (B) any management letters, management reports or other supplementary comments or reports delivered by those accountants to borrower or its board of directors.

                    (8) Interim financial statements of Guarantor and each Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of March 31, 2001, related statements of income, cash flows and changes in stockholders' equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with Borrower's most recent audited financial statements.

                    (9) The Guaranty, on the form prescribed by Lender, duly executed by the Guarantor.

                    (10) The Guarantor's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Delaware, bylaws certified by the corporate secretary of the Guarantor and certificates of good standing dated within 30 days of the date of this Agreement.

                    (11) A resolution of the board of directors of the Guarantor, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of the Guaranty, and all other agreements, instruments or documents to be delivered by the Guarantor under this Agreement.

                    (12) A certificate as to the incumbency and authenticity of the signatures of the officers of the Guarantor executing the Guaranty and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

                    (13) A favorable written opinion of counsel to Borrower and the Guarantor (or of separate counsel at the option of Borrower and the Guarantor), addressed to Lender and dated as of the date of this Agreement, covering such matters as Lender may reasonably request.

                    (14) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Lender or as permitted under this Agreement.

                    (15) Copies of the certificates, documents or other written instruments that evidence Borrower's eligibility described in Section 9.1, together with copies of all seller/servicer contracts to which the Borrower is a party, all in form and substance satisfactory to Lender.

                    (16) Copies of Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the related provisions of
                           Section 7.9.

                    (17) Receipt by Lender of any fees due on the date of this Agreement.

                    (18) Receipt of a fully-executed Funding Bank Agreement and evidence that all accounts into which Warehousing Advances will be funded have been established at the Funding Bank.

                    (19) One or more agreements among Borrower, Lender and Fannie Mae in which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by Borrower to Fannie Mae to the Cash Collateral Account, each in form and substance satisfactory to Lender.

         5.1 (b) If Borrower is indebted to any of its directors, officers, shareholders or Affiliates, or to the Guarantor, as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $25,000, the Person to whom Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Lender; and Lender must have received an executed copy of that Subordination of Debt Agreement, certified by the corporate secretary of Borrower to be true and complete and in full force and effect as of the date of the Warehousing Advance.

         5.1 (c) Borrower must not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Audited Statement Date.

5.2      EACH ADVANCE

         The obligation of Lender to make the initial and each subsequent Warehousing Advance is subject to the satisfaction, in the sole discretion of Lender, as of the date of each Warehousing Advance, of the following additional conditions precedent:

         5.2 (a) Borrower must have delivered to Lender the Warehousing Advance Request and Collateral Documents called for under, and must have satisfied the procedures set forth in, Article 2 and the applicable Exhibits described in that Article. All items delivered to Lender must be satisfactory to Lender in form and content, and Lender may reject any item that does not satisfy the requirements of this Agreement or of the related Purchase Commitment.

         5.2 (b) Lender must have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of Lender in the Collateral under the Uniform Commercial Code or other applicable law.

         5.2 (c)    The representations and warranties of Borrower contained in
                    Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Warehousing Advance.

         5.2 (d) Borrower must have performed all agreements to be performed by it under this Agreement, and after giving effect to the requested Warehousing Advance, there will exist no Default or Event of Default under this Agreement.

         5.2 (e) The Guarantor must have performed all agreements to be performed by the Guarantor under the Guaranty.

         Delivery of a Warehousing Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Warehousing Advance.



                                END OF ARTICLE 5

6.       GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

6.1.     PLACE OF BUSINESS

         Borrower's chief executive office and principal place of business is 520 Broadhollow Road, Melville, NY 11747.

6.2.     ORGANIZATION; GOOD STANDING; SUBSIDIARIES

         American Home is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Marina Mortgage is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and each Borrower is has the full legal power and authority to own its property and to carry on its business as currently conducted. Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on each Borrower's business operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which Borrower transacts business. Borrower has no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by Borrower.

6.3.     AUTHORIZATION AND ENFORCEABILITY

         Borrower has the power and authority to execute, deliver and perform this Agreement, the Warehousing Note and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by Borrower of this Agreement, the Warehousing Note and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement and the Warehousing Note, have been duly and validly authorized by all necessary corporate action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the articles of incorporation or bylaws of Borrower, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower other than the Lien on the Collateral granted under this Agreement, or result in or require the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected. This Agreement, the Warehousing Note and the other Loan Documents constitute the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.4.     AUTHORIZATION AND ENFORCEABILITY OF GUARANTY

         The Guarantor has the power and authority to execute, deliver and perform the Guaranty. The Guaranty constitutes the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.5.     APPROVALS

         The execution and delivery of this Agreement, the Warehousing Note and the other Loan Documents and the performance of Borrower's obligations under this Agreement, the Warehousing Note and the other Loan Documents and the validity and enforceability of this Agreement, the Warehousing Note and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

6.6.     FINANCIAL CONDITION

         The balance sheet of Guarantor and each Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal period ended on each Statement Date, previously furnished to Lender, fairly present the financial condition of Guarantor or such Borrower (and, if applicable, its Subsidiaries) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Guarantor and each Borrower had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor or such Borrower except as previously disclosed to Lender in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Guarantor or either Borrower (and, if applicable, its Subsidiaries), nor is Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.

6.7.     LITIGATION

         There are no actions, claims, suits or proceedings pending or, to Borrower's knowledge, threatened or reasonably anticipated against or affecting Guarantor, Borrower or any Subsidiary of Borrower in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in Guarantor's or Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Warehousing Note, any other Loan Document or the Guaranty.

6.8.     COMPLIANCE WITH LAWS

         Neither Borrower nor any Subsidiary of Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.9.     REGULATION U

         Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Warehousing Advances made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.10.    INVESTMENT COMPANY ACT

         Borrower is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

6.11.    PAYMENT OF TAXES

         Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower and its Subsidiaries, all such returns are true and correct and Borrower and each of its Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.6 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior to those financial statements and for which Borrower and its Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted against Borrower, any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower with respect to any taxes, fees or charges.

6.12.    AGREEMENTS

         Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 6.6. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of Borrower, threatened.

6.13.    TITLE TO PROPERTIES

         Borrower and each Subsidiary of Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.6, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of Borrower's or the Subsidiary's business. All of Borrower's properties and assets are free and clear of all Liens except as disclosed in Borrower's financial statements.

6.14.    ERISA

         Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.

6.15.    NO RETIREE BENEFITS

         Except as required under Section 4980B of the Internal Revenue Code,
         Section 601 of ERISA or applicable state law, neither Borrower nor, if applicable, any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.16.    ASSUMED NAMES

         Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit G. Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. Borrower's use of the assumed names set forth on Exhibit G does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person. Borrower may amend Exhibit G to add or delete any assumed names used by Borrower to conduct business. An amendment to Exhibit G to add an assumed name is not effective until Borrower has delivered to Lender an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Lender, in its sole discretion. In connection with any amendment to delete a name for Exhibit G, Borrower represents, warrants and agrees that it has ceased using that name in all jurisdictions.

6.17.    SERVICING

         Exhibit C is a true and complete list of Borrower's Servicing Portfolio. All of Borrower's Servicing Contracts are in full force and effect, and are unencumbered by Liens other than Liens disclosed in Exhibit C. No default or event that, with notice or lapse of time or both, would become a default, exists under any of Borrower's Servicing Contracts.



                                END OF ARTICLE 6

7.       AFFIRMATIVE COVENANTS

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

7.1.     PAYMENT OF OBLIGATIONS

         Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Warehousing Note, in accordance with their terms.

7.2.     FINANCIAL STATEMENTS

         Deliver to Lender:

         7.2 (a) As soon as available and in any event within 45 days after the end of each month, interim statements of income, cash flows and changes in stockholders' equity of each Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of that month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail, subject, however, to year-end audit adjustments.

         7.2 (b) As soon as available and in any event within 45 days after the end of each Calendar Quarter, interim statements of income, cash flows and changes in stockholders' equity of Guarantor (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding Calendar Quarter and for the period from the beginning of the fiscal year to the end of that Calendar Quarter, and the related balance sheet as at the end of the immediately preceding Calendar Quarter, all in reasonable detail, subject, however, to year-end audit adjustments.

         7.2 (c) As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, fiscal year-end statements of income, cash flows and changes in stockholders' equity of Guarantor and each Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Lender and prepared by independent certified public accountants of recognized standing acceptable to Lender and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to Borrower or its board of directors.

         7.2 (d) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

         7.2 (e) As soon as available and in all events within 90 days after the beginning of each fiscal year of Borrower, financial projections of Borrower for such fiscal year consisting of projected income and cash flow statements for each month during such fiscal year, projected balance sheets as of the end of each month during such fiscal year, and projected Mortgage Loan origination and sale reports for each month during such fiscal year, all in reasonable detail and otherwise reasonably acceptable to Lender.

         7.2 (f) Copies of all regular or periodic financial and other reports that Borrower files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.3.     OTHER BORROWER REPORTS

         Deliver to Lender:

         7.3 (a) As soon as available and in any event within 45 days after the end of each month, a consolidated report ("Servicing Portfolio Report") as of the end of the month, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans (1) are current and in good standing,
                    (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or
                    (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrower.

         7.3 (b) As soon as available and in any event within 45 days after the end of each fiscal quarter in the fiscal year of Borrower, a consolidated loan production report as of the end of that fiscal quarter, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that fiscal quarter and for the fiscal year-to-date, specified by property type and loan type.

         7.3 (c) As soon as available and in any event within 45 days after the end of each month, a commitment summary and pipeline report, substantially in the form of Exhibit I, as of the end of that month.

         7.3 (d) Other reports in respect of Pledged Assets, in such detail and at such times as Lender in its discretion may reasonably request.

         7.3 (e) With reasonable promptness, such further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

7.4.     MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS

         Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under
         Section 9.1; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower's eligibility as lender, seller/servicer and issuer described under Section 9.1; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5.     COMPLIANCE WITH APPLICABLE LAWS

         Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6.     INSPECTION OF PROPERTIES AND BOOKS; OPERATIONAL REVIEWS

         Permit Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower and its Subsidiaries with Borrower's officers, agents and employees, and to examine and make copies or extracts of Borrower's and its Subsidiaries' books of account, all at such reasonable times as Lender or any Participant may request. Provide its accountants with a copy of this Agreement promptly after the execution of this Agreement and must authorize and instruct them to answer candidly all questions that the officers of Lender or any Participant or any authorized representatives of Lender or any Participant may address to them in reference to the financial condition or affairs of Borrower and its Subsidiaries. Borrower may have its representatives in attendance at any meetings held between the officers or other representatives of Lender or any Participant and Borrower's accountants under this authorization. Permit Lender or any Participant (and their authorized representatives) access to Borrower's premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies and procedures, auditing its loan files, and reviewing the financial and operational aspects of Borrower's business.

7.7.     NOTICE

         Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $25,000, or any such proceedings threatened against Borrower or any of its Subsidiaries in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Borrower, or any of its assets or any of its Subsidiaries;
         (c) an Event of Default; (d) a Default that continues for more than 4 days; (e) the suspension, revocation or termination of Borrower's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 9.1; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower or any of its Subsidiaries.

7.8.     PAYMENT OF DEBT, TAXES AND OTHER OBLIGATIONS

         Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required, however, to pay any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9.     INSURANCE

         Maintain errors and omissions insurance or mortgage impairment insurance, and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under
         Section 9.1, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Within 30 days after Notice from Lender, obtain such additional insurance as Lender may reasonably require, all at the sole expense of Borrower. Copies of such policies must be furnished to Lender without charge upon request of Lender.

7.10.    CLOSING INSTRUCTIONS

         Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or approved attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan. Lender has the right to pre-approve Borrower's disbursement or instruction letter to the title insurance company, agent or approved attorney in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. In any event, Borrower's disbursement or instruction letter must include the following language:

                  "Residential Funding Corporation has a security interest in any amounts advanced by it to fund this mortgage loan and in the mortgage loan funded with those amounts. You must promptly return any amounts advanced by Residential Funding Corporation and not used to fund this mortgage loan. You also must immediately return all amounts advanced by Residential Funding Corporation if this mortgage loan does not close and fund within 24 hours of your receipt of those funds."

7.11.    SUBORDINATION OF CERTAIN INDEBTEDNESS

         Cause any indebtedness of Borrower to any shareholder, director, officer or Affiliate of Borrower, or to any Guarantor, which indebtedness has a term of more than 1 year or is in excess of $25,000, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12.    OTHER LOAN OBLIGATIONS

         Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Lender at least 30 days Notice before entering into any additional lines of credit or agreements.

7.13.    ERISA

         Maintain (and, if applicable, will cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not permit any ERISA Affiliate to, (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue
         Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.14.    USE OF PROCEEDS OF WAREHOUSING ADVANCES

         Use the proceeds of each Warehousing Advance solely for the purpose of funding Eligible Loans and against the pledge of those Eligible Loans as Collateral.



                                END OF ARTICLE 7

8.       NEGATIVE COVENANTS

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.     CONTINGENT LIABILITIES

         Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans without recourse in the ordinary course of Borrower's business.

8.2.     PLEDGE OF SERVICING CONTRACTS

         Pledge or grant a security interest in any existing or future Servicing Contracts of Borrower other than to Lender; or omit to take any action required to keep all of Borrower's Servicing Contracts in full force and effect.

8.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES

         8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person, except that Marina Mortgage may merge with and into American Home, and that either may merge with another Person in a similar line of business if, immediately after giving effect to such merger, no Default or Event of Default exists and is continuing.

         8.3 (b) Amend or otherwise modify Borrower's articles of incorporation or bylaws, except in connection with the merger with Marina Mortgage with and into American Home.

         8.3 (c) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

         8.3 (d) Cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

         8.3 (e) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of (1) Mortgage Loans, (2) Mortgage-backed Securities and
                    (3) Servicing Contracts.

         8.3 (f) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.

         8.3 (g) Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person, other than in the normal course of business as currently conducted (it being expressly agreed and understood that the acquisition of non-recourse servicing is a normal course of business activity and that the acquisition of recourse servicing is not a normal course of business activity).

8.4.     SUBSIDIARIES

         Form or acquire, or permit any Subsidiary of Borrower to form or acquire, any Person that would thereby become a Subsidiary.

8.5.     DEFERRAL OF SUBORDINATED DEBT

         Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.6.     LOSS OF ELIGIBILITY

         Take any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

8.7.     ACCOUNTING CHANGES

         Make, or permit any Subsidiary of Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Borrower.

8.8.     LEVERAGE RATIO OF GUARANTOR

         Permit Guarantor's Leverage Ratio at any time to exceed 12 to 1.

8.9.     MINIMUM TANGIBLE NET WORTH OF GUARANTOR

         Permit Guarantor's Tangible Net Worth at any time to be less than $40,000,000.

8.10.    LEVERAGE RATIO OF BORROWER

         Permit Borrower's Leverage Ratio (on a combined basis) at any time to exceed 12 to 1.

8.11.    MINIMUM TANGIBLE NET WORTH OF BORROWER

         Permit Borrower's Tangible Net Worth (on a combined basis) at any time to be less than $40,000,000.

8.12.    TRANSACTIONS WITH AFFILIATES

         Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrower's Affiliates, if the aggregate amount thereof would exceed $100,000, provided, that Lender will not unreasonably withhold its consent to any requested loan, advance, extension of credit or capital contribution in excess of $100,000, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, (c) merge or consolidate with or purchase or acquire assets from those Affiliates if the aggregate amount thereof would exceed $100,000, provided, that Lender will not unreasonably withhold its consent to any requested purchase or acquisition of assets in excess of $100,000, or (d) pay management fees to or on behalf of those Affiliates in excess of $100,000, provided, that Lender will not unreasonably withhold its consent to any requested payment of management fees in excess of $100,000.

8.13.    RECOURSE SERVICING CONTRACTS

         Acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.14.    GESTATION AGREEMENTS

         Directly or indirectly sell or finance a Mortgage Loan under any Gestation Agreement if the Mortgage Loan is or was previously pledged to Lender as Collateral under this Agreement, unless the average monthly outstanding is more than 60% of the Warehousing Commitment Amount.



                                END OF ARTICLE 8

9.       SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS
         CONCERNING COLLATERAL

9.1. SPECIAL REPRESENTATIONS AND WARRANTIES CONCERNING ELIGIBILITY AS SELLER/SERVICER OF MORTGAGE LOANS

         Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

         9.1 (a) A HUD-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

         9.1 (b) A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

         9.1 (c) A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

         9.1 (d) A VA-approved mortgagee and a lender in good-standing under the VA loan guarantee program, eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

9.2.     SPECIAL REPRESENTATIONS AND WARRANTIES CONCERNING WAREHOUSING
         COLLATERAL

         Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

         9.2 (a) Borrower has not selected the Collateral in a manner so as to affect adversely Lender's interests.

         9.2 (b) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities. All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

         9.2 (c) Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

         9.2 (d) Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document,
                    (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the

                    Collateral Documents. No party to any Mortgage Loan or related document is in violation of any applicable law, rule or regulation if the violation would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

         9.2 (e) Each Pledged Loan is secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

         9.2 (f) Unless Third Party Originated Loans are permitted, each Pledged Loan has been closed or will be closed and funded with the Warehousing Advance made against it.

         9.2 (g) Except for open-ended Second Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

         9.2 (h) Each First Mortgage is a first Lien on the premises described in that Mortgage and each Second Mortgage Loan is secured by a second Lien on the premises described in that Mortgage. Each Pledged Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

         9.2 (i) Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

         9.2 (j) The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower, (2) an "instrument" within the meaning of Section 9-105 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

         9.2 (k) No default has existed for 60 days or more under any Mortgage Loan included in the Pledged Loans.

         9.2 (l) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Loans
                    (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

         9.2 (m) Pledged Loans secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

         9.2 (n) Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

         9.2 (o) Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

         9.2 (p) Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

         9.2 (q) The original assignments of Mortgage and of UCC financing statements delivered to Lender for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

         9.2 (r) Each Pledged Loan secured by real property to which a Manufactured Home is affixed will create a valid Lien on that Manufactured Home that will have priority over any other Lien on the Manufactured Home, whether or not arising under applicable real property law.

9.3.     SPECIAL AFFIRMATIVE COVENANTS CONCERNING WAREHOUSING COLLATERAL

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

         9.3 (a) Warrant and defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons.

         9.3 (b) Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

         9.3 (c) Execute and deliver to Lender such Uniform Commercial Code financing statements with respect to the Collateral as Lender may request, and those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Lender, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement.

         9.3 (d) Notify Lender within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool, or Pledged Security.

         9.3 (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than 3 Business Days prior to the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

         9.3 (f) Prior to the origination by Borrower of any Mortgage Loans for sale to Fannie Mae, enter into an agreement among Borrower, Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by Borrower to Fannie Mae to the Cash Collateral Account.

9.4.     SPECIAL NEGATIVE COVENANTS CONCERNING WAREHOUSING COLLATERAL

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

         9.4 (a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

         9.4 (b) Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement) any of the Collateral or any interest in any of the Collateral.

         9.4 (c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.



                                END OF ARTICLE 9

10.      DEFAULTS; REMEDIES

10.1.    EVENTS OF DEFAULT

         The occurrence of any of the following is an event of default ("Event of Default"):

         10.1 (a) Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Warehousing Advance within 10 days after the date of Lender's invoice or account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender; or

         10.1 (b) Borrower or any of its Subsidiaries fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or its Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         10.1 (c) Borrower fails to perform or comply with any term or condition applicable to it contained in Sections 7.4 or 7.14, or in any Section of Article 8; or

         10.1 (d) Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made; or

         10.1 (e) Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1 (a),
                    10.1 (c) or 10.1 (d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrower of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower of that default or
                    (3) the date Borrower should have notified Lender of that default under Section 7.7(c) or 7.7(d); or

         10.1 (f) A case (whether voluntary or involuntary) is filed by or against Guarantor, Borrower or any Subsidiary of Borrower under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Guarantor, Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets; or Guarantor, Borrower or any Subsidiary of Borrower (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Guarantor, Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due; or

         10.1 (g) Borrower fails to perform any contractual obligation to repurchase Mortgage Loans, if such obligations in the aggregate exceed $500,000; or

         10.1 (h) Any money judgment, writ or warrant of attachment or similar process involving in an amount in excess of $50,000 is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process; or

         10.1 (i) Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of 20 days; or

         10.1 (j) Borrower purports to disavow the Obligations or contests the validity or enforceability of any Loan Document; or

         10.1 (k) Guarantor purports to disavow its obligations under its Guaranty or contests the validity or enforceability of its Guaranty; or

         10.1 (l) Lender's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired and, if Lender agrees in writing to the grace period, all Warehousing Advances made against any of that Collateral are not paid in full within 10 days after the date the unenforceability or impairment begins; or

         10.1 (m) A material adverse change occurs in Borrower's financial condition, business, properties, operations or prospects, or in Borrower's ability to repay the Obligations; or

         10.1 (n) Any Lien for any taxes, assessments or other governmental charges (1) is filed against Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal or greater than the priority of Lender's security interest in any of the Collateral; or

         10.1 (o) Michael Strauss ceases to be the Chief Executive Officer of Borrower; or

         10.1 (p) Guarantor ceases to own, directly or indirectly, all of the issued and outstanding capital stock of Borrower.

10.2.    REMEDIES

         10.2 (a) If an Event of Default described in Section 10.1 (f) occurs with respect to Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

         10.2 (b) If any other Event of Default occurs, Lender may, by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

         10.2 (c) If any Event of Default occurs, Lender may also take any of the following actions:

                    (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

                    (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

                    (3) Act, or contract with a third party to act, at Borrower's expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral.

                    (4) Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

                    (5) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                    (6) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

                    (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on the terms and in the manner as Lender may determine, including sale under any applicable Purchase Commitment. Borrower waives any right it may have to prior notice of the sale of all or any portion of the collateral to the extent allowed by applicable law. If notice is required under applicable law, Lender will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days' notice is reasonable notice. Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral. Lender has no liability to Borrower if a purchaser fails to pay for or take possession of the Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

                    (8) Instead of or in conjunction with exercising the power of sale authorized by Section 10.2 (c)(7), Lender may proceed by suit at law or in equity to collect all amounts due upon the Collateral, or to foreclose Lender's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

                    (9) Proceed against Borrower on the Warehousing Note or against any Guarantor under the Guaranty.

                    (10) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

         10.2 (d) Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Lender might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, plus accrued and unpaid interest on the Warehousing Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

         10.2 (e) Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

         10.2 (f) Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage included in the Collateral or to preserve Borrower's rights against other prior parties.

         10.2 (g) Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Note.

         10.2 (h) No failure or delay on the part of Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Lender, or Lender's exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

         10.2 (i) Lender is hereby granted a license or other right to use, without charge, Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lender's benefit until the Obligations are paid in full.

10.3.    APPLICATION OF PROCEEDS

         Lender may apply the proceeds of any sale, disposition or other enforcement of Lender's Lien on all or any portion of the Collateral to the payment of the Obligations in the order Lender determines in its sole discretion. From and after the indefeasible payment to Lender of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct. If the proceeds of any sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency.

10.4.    LENDER APPOINTED ATTORNEY-IN-FACT

         Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose. Borrower's appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender may give notice of its Lien on the Collateral to any Person, either in the name of Borrower or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

10.5.    RIGHT OF SET-OFF

         If Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any and all property of Borrower held at any time by Lender, or any indebtedness at any time owed by Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.



                                END OF ARTICLE 10

11.      MISCELLANEOUS

11.1.    NOTICES

         Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

             If to Borrower:   American Home Mortgage Corp. and
                               Marina Mortgage Company, Inc.
                               520 Broadhollow Road
                               Melville, NY  11747
                               Attention:  Robert Burke, Chief Financial Officer
                               Facsimile: (208) 692-0508

             If to Lender:     Residential Funding Corporation
                               4800 Montgomery Lane, Suite 300
                               Bethesda, Maryland  20814
                               Attention: Jason Mitchell, Director
                               Facsimile:  (301) 215-6288

         All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Lender under Article 2 and Section 3.3 (h) shall be deemed to have been given only when actually received by Lender. Borrower authorizes Lender to accept Borrower's bailee pledge agreements, Warehousing Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Lender by facsimile or electronic transmission, and those documents, when transmitted to Lender by facsimile or electronic transmission, have the same force and effect as the originals.

11.2.    REIMBURSEMENT OF EXPENSES; INDEMNITY

         Borrower must: (a) pay Lender a document production fee in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as Lender may require and all out-of-pocket costs and expenses of Lender, including reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Warehousing Note, and other Loan Documents and the making and repayment of the Warehousing Advances, and the payment of interest thereon; (c) indemnify, pay, and hold harmless Lender and any other holder of the Warehousing Note from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Lender and any other holder of the Warehousing Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless Lender and any of its Affiliates, officers, directors, employees or agents and any subsequent holder of the Warehousing Note (collectively called the "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Warehousing Note, or any other Loan Document or any of the transactions contemplated hereby or thereby ("Indemnified Liabilities"), except that Borrower has no obligation under this Agreement with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Warehousing Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.3.    FINANCIAL INFORMATION

         All financial statements and reports furnished to Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower's most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

11.4.    TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS

         The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. All of Borrower's representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and remain effective for as long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed.

11.5.    ASSIGNMENT

         Borrower cannot assign this Agreement. Lender may at any time, without Notice to or the consent of Borrower, transfer or assign, in whole or in part, its interest in this Agreement and the Warehousing Note along with Lender's security interest in any of the Collateral, and any assignee of Lender may enforce this Agreement, the Warehousing Note and its security interest in the Collateral assigned.

11.6.    AMENDMENTS

         Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless the amendment, modification or supplement is set forth in a writing signed by both Borrower and Lender.

11.7.    GOVERNING LAW

         This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

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11.8.    PARTICIPATIONS

         Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person ("Participant"), all or part of the Obligations. Without limiting Lender's exclusive right to collect and enforce the Obligations, Borrower agrees that each participation will give rise to a debtor-creditor relationship between Borrower and the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of Borrower that may be held by that Participant. Borrower authorizes Lender to disclose to any prospective Participant and any Participant any and all information in Lender's possession concerning Borrower, this Agreement and the Collateral.

11.9.    RELATIONSHIP OF THE PARTIES

         This Agreement provides for the making and repayment of Warehousing Advances by Lender (in its capacity as a lender) and Borrower (in its capacity as a borrower), for the payment of interest on those Warehousing Advances and for the payment of certain fees by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor and secured party on the part of Lender and of debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lender to protect its interest as a creditor and secured party. Nothing in this Agreement creates or may be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between Lender and Borrower other than as explicitly and specifically stated in the Loan Documents. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waiver of jury trial contained in Section 11.15. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender for credit and to execute and deliver this Agreement.

11.10.   SEVERABILITY

         If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

11.11.   CONSENT TO CREDIT REFERENCES

         Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lender to Persons making credit inquiries to Lender. This consent is revocable by Borrower at any time upon Notice to Lender as provided in Section 11.1.

11.12.   COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.

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11.13.   ENTIRE AGREEMENT

         This Agreement, the Warehousing Note and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Warehousing Note and the other Loan Documents.

11.14.   CONSENT TO JURISDICTION

         AT THE OPTION OF LENDER, THIS AGREEMENT, THE WAREHOUSING NOTE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF ANY OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO LENDER. BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT LENDER'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.

11.15.   WAIVER OF JURY TRIAL

         BORROWER AND LENDER EACH PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. LENDER AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER AND LENDER EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

11.16.   WAIVER OF PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES

         BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM LENDER AND ANY OF LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL

                                                                         Page 40
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         ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM
         BROUGHT BY BORROWER AGAINST LENDER OR ANY OF LENDER'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.



                                END OF ARTICLE 11

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12.      DEFINITIONS


12.1.    DEFINED TERMS

         Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

         "Advance Rate" means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit H for that type of Eligible Loan.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "Aged Mortgage Loans" means a Mortgage Loan against which an Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

         "Aged Warehouse Period" means the maximum number of days an Advance against Aged Mortgage Loans of a particular type may remain outstanding.

         "Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

         "Agreement" means this Warehousing Credit, Term Loan and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

         "Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

         "Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

         "Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

         "Bank One" means BANK ONE, NATIONAL ASSOCIATION, Chicago, Illinois, or any successor bank.

         "Borrower" has the meaning set forth in the first paragraph of this Agreement.

         "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

         "Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

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

         "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

         "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and under the control of Lender for clearing checks written by Borrower to fund Mortgage Loans funded by Warehousing Advances.

         "Closing Date" has the meaning set forth in the Recitals to this Agreement.

         "Collateral" has the meaning set forth in Section 4.1.

         "Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents executed in connection with or relating to the Mortgage Loan, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice, (c) any other document listed in Exhibit B, and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

         "Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in a Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for the Agency Security.

         "Compliance Certificate" means a certificate executed on behalf of Borrower by its chief financial officer or its treasurer or by another officer approved by Lender, substantially in the form of Exhibit E.

         "Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

         "Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

         "Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

         "Default Rate" means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, "Default Rate" means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

                                                                         Page 43
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         "Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

         "Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

         "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

         "Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

         "Eligible Balances" means all funds of or maintained by Borrower (and, if applicable, Borrower's Subsidiaries) in non-interest bearing accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

         "Eligible Loan" means a Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit H.

         "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" means any of the conditions or events set forth in
         Section 10.1.

         "Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "Exhibit B" means Exhibit B-SF or B-REP, as applicable to the type of Eligible Loan against which a Warehousing Advance is to be made.

         "Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Lender deems appropriate in its sole discretion.

         "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

                                                                         Page 44
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         "FHA" means the Federal Housing Administration and any successor agency or other entity.

         "FICA" means the Federal Insurance Contributions Act, as amended, and any successor statute.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

         "First Mortgage Loan" means a Mortgage Loan secured by a First
         Mortgage.

         "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

         "Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

         "Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account.

         "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

         "Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

         "GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Lender, as the same may be amended or replaced.

         "Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage Loan) or VA guaranteed.

         "Guarantor" means AMERICAN HOME MORTGAGE HOLDINGS, INC. and any other Person that hereafter guarantees all or any portion of Borrower's Obligations.

         "Guaranty" means a guaranty of all or any portion of Borrower's Obligations. If more than one Guaranty is executed and delivered to Lender, the term "Guaranty" means each of the Guaranties and all of them.

         "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

         "High LTV Mortgage Loan" has the meaning set forth in Exhibit H.

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

         "HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

         "HUD 203(K) Mortgage Loan" has the meaning set forth in Exhibit H

         "Indemnified Liabilities" has the meaning set forth in Section 11.2.

         "Indemnitees" has the meaning set forth in Section 11.2.

         "Interest Rate" means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

         "Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, the regulations, rulings and interpretations issued under those statutory provisions and any subsequent federal income tax law or laws, as amended.

         "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

         "Lender" has the meaning set forth in the first paragraph of this Agreement.

         "Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

         "LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

         "Loan Documents" means this Agreement, the Warehousing Note, the Guaranty, any agreement of Borrower relating to Subordinated Debt, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

         "Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

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         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "Miscellaneous Charges" means miscellaneous charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for UCC, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and Designated Bank Charges.

         "Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

         "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

         "Mortgage Note" means a promissory note secured by one or more
         Mortgages.

         "Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage
         Note).

         "Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

         "Notices" has the meaning set forth in Section 11.1.

         "Obligations" means any and all indebtedness, obligations and liabilities of Borrower to Lender and Lender's Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents.

         "Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Loan not funded by a Warehousing Advance made against that Eligible Loan and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

         "Overdraft Advance" has the meaning set forth in Exhibit B.

         "Participant" has the meaning set forth in Section 11.8.

         "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited liability limited partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

                                                                         Page 47
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         "Plan" means each employee benefit plan (whether in existence on the
         Closing Date or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

         "Pledged Assets" means, collectively, Pledged Loans and Pledged Securities.

         "Pledged Hedging Accounts" has the meaning set forth in Section 4.1
         (h).

         "Pledged Hedging Arrangements" has the meaning set forth in Section 4.1
         (h).

         "Pledged Loans" has the meaning set forth in Section 4.1 (b).

         "Pledged Securities" has the meaning set forth in Section 4.1 (c).

         "Prime Mortgage Loan" has the meaning set forth in Exhibit H.

         "Prohibited Transaction" has the meanings set forth for such term in
         Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

         "Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

         "Receivables" has the meaning set forth in Section 4.1 (e).

         "Rejected Mortgage Loan" has the meaning set forth in Exhibit H.

         "Release Amount" has the meaning set forth in Section 4.3 (f).

         "Repurchased Mortgage Loan" has the meaning set forth in Exhibit H.

         "RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by Lender.

         "RFConnects Delivery" means Lender's proprietary service to support the electronic exchange of information between Lender and Borrower, including Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

         "RFConnects Pledge Agreement" means an agreement (on the then current form prescribed by Lender) granting Lender a security interest in Mortgage Loans for which Borrower has requested Warehousing Advances using RFConnects Delivery.

         "Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

         "Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

         "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

         "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

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         "Standard Warehouse Period" means, for any Mortgage Loan, the maximum number of days an Advance against that type of Mortgage Loan, other than against an Aged Mortgage Loan, may remain outstanding.

         "Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

         "Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

         "Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all other present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.5, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

         "Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

         "Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

         "Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with the financial statements referred to in Section 5.1 (a)(7), plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," and other assets Lender deems unacceptable, in its sole discretion, must be excluded from a Person's total assets.

         "Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

         "Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

         "Warehousing Advance" means a disbursement by Lender under the Warehousing Commitment.

         "Warehousing Advance Request" has the meaning set forth in Section 2.1.

         "Warehousing Collateral Value" means, as of any date of determination,
         (a) with respect to any Eligible Loan, the lesser of (1) the amount of any Warehousing Advance made against such Eligible Loan under Exhibit H or (2) the Fair Market Value of such Eligible Loan; (b) if Eligible Loans have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans backing the Agency Securities or

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         (2) the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

         "Warehousing Commitment" means the obligation of Lender to make Warehousing Advances to the Borrower under Section 1.1.

         "Warehousing Commitment Amount" means $100,000,000.

         Warehousing Commitment Amount" has the meaning set forth in Section
         1.1.

         "Warehouse Period" means, for any Eligible Loan, the maximum number of days a Warehousing Advance against that type of Eligible Loan may remain outstanding as set forth in Exhibit H.

         "Warehousing Fee" has the meaning set forth in Section 3.4.

         "Warehousing Maturity Date" has the meaning set forth in Section 1.2.

         "Warehousing Note" has the meaning set forth in Section 1.3.

         "Weighted Average Committed Purchase Price" means the weighted average of the Committed Purchase Prices of the unfilled Purchase Commitments (expressed as a percentage) for Mortgage Loans or Mortgage-backed Securities of the same type, interest rate and term.

         "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

12.2.    OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

         12.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

         12.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

         12.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

         12.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

         12.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

         12.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

         12.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Note are irrevocably paid in full and the Warehousing Commitment is terminated.

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

         12.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the Closing Date in the applicable jurisdiction.

         12.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.



                                END OF ARTICLE 12

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Sophie B. Schubert
                                            ------------------------------------

                                        Its:  Director
                                              ----------------------------------


                                        AMERICAN HOME MORTGAGE CORP.
                                        a New York corporation


                                        By: /s/ Robert Burke
                                            ------------------------------------

                                        Its: CFO
                                             -----------------------------------

                                        MARINA MORTGAGE COMPANY, INC.,
                                        a California corporation


                                        By: /s/ Robert Burke
                                            ------------------------------------

                                        Its: CFO
                                             -----------------------------------


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